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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Isocor Stock Option Plan, 1996 Isocor Directors' Stock Option Plan and the 1999 Isocor Stock Option Plan of our report dated November 6, 1998 with respect to the financial statements of FABRIK Corporation as of September 30, 1997 and 1998 and for each of the two years in the period ended September 30, 1998 included in the Critical Path Prospectus, dated June 1, 1999, of FABRIK Corporation, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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Walnut Creek, California
January 19, 2000